UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 18, 2008 (November 14, 2008)

STRATEGIC HOTELS & RESORTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32223	33-1082757
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

200 West Madison Street, Suite 1700, Chicago, Illinois 60606
(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 658-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT.

On November 14, 2008, the Board of Directors (the “Board”) of Strategic Hotels & Resorts, Inc. (the “Company”) adopted a stockholder rights plan, as set forth in the Rights Agreement, dated as of November 14, 2008, between the Company and Mellon Investor Services LLC, as rights agent (the “Rights Agreement”). Pursuant to the terms of the Rights Agreement, the Company declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $.01 per share, of the Company. The dividend is payable on November 28, 2008 to the stockholders of record as of the close of business on November 28, 2008.

The Rights will initially trade with, and will be inseparable from shares of the Company’s common stock and the registered holders of shares of Common Stock will be the registered holders of the Rights associated with such shares. The Rights will be evidenced only by the certificates, if any, that represent such shares of common stock. New Rights will accompany any new shares of common stock the Company issues after November 28, 2008 until the earlier of the Distribution Date (as defined below), the redemption or exchange of the Rights or the final expiration of the Rights Agreement, each as described below.

Each Right will allow its holder to purchase from the Company one one-thousandth of a share of Series D Junior Participating Preferred Stock, par value $0.01 per share (each a “Preferred Share”), for $20.00, once the Rights become exercisable. This portion of a Preferred Share will give the stockholder approximately the same dividend, voting, and liquidation rights as would one share of common stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

The Rights will not be exercisable until the earlier of the following (the “Distribution Date”):

•

the close of business on the tenth day after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 20% or more of the Company’s outstanding common stock; or

•

the close of business on the tenth business day (or a later date determined by the Board) after a person or group begins a tender or exchange offer which, if completed, would result in that person or group becoming an Acquiring Person.

After the Distribution Date, the Rights will separate from the common stock and will be evidenced solely by Rights certificates that the rights agent will mail to all eligible holders of common stock. Any Rights held by an Acquiring Person or any associate or affiliate thereof will be void and may not be exercised.

If a person or group becomes an Acquiring Person, each Right will generally entitle the holder, except the Acquiring Person or any associate or affiliate thereof, to acquire, for the exercise price of $20.00 per Right (subject to adjustment as provided in the Rights Agreement), shares of the Company’s common stock (or, in certain circumstances, Preferred Shares) having a market value equal to twice the Right’s then-current exercise price. In addition, if, after a person or group becomes an Acquiring Person, the Company is acquired in a merger or similar transaction, or sells a majority of its assets, in each case, after the Distribution Date, each Right will generally entitle the holder, except the Acquiring Person or any associate or affiliate thereof, to acquire, for the exercise price of $20.00 per Right (subject to adjustment as provided in the Rights Agreement), shares of the acquiring company having a market value equal to twice the Right’s then-current exercise price.

Each one one-thousandth of a Preferred Share, if issued:

•	will not be redeemable.

•	will entitle holders to quarterly dividend payments of $.001 per one one-thousandth of a Preferred Share or an amount equal to the dividend paid on one share of common stock, whichever is greater.

•	will entitle holders upon liquidation either to receive $1 per one one-thousandth of a Preferred Share or an amount equal to the payment made on one share of common stock, whichever is greater.

•	will have the same voting power as one share of common stock.

•

will entitle holders to a per share payment equal to the payment made on one share of common stock, if shares of the Company’s common stock are exchanged via merger, consolidation, or a similar transaction.

The value of one one-thousandth of a Preferred Share will generally approximate the value of one share of common stock.

The Rights will expire on November 30, 2009, unless previously redeemed, or such later date as determined by the Board of Directors of the Company.

The Board may cause the Rights to be redeemed for $.001 per Right at any time prior to the close of business on the tenth business day (or a later date determined by the Board) after any person or group becomes an Acquiring Person. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $.001 per Right. The redemption price will be adjusted if the Company has a stock split or stock dividends of the Company’s common stock.

After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the Company’s outstanding common stock, the Board may extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person and its associates and affiliates.

The Board may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Preferred Shares or common stock.

The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights; however, after a person or group becomes an Acquiring Person, the Board may not amend the Rights Agreement in a way that adversely affects holders of the Rights.

Copies of the Articles Supplementary setting forth the terms of the Series D Junior Participating Preferred Stock of the Company and the Rights Agreement (including as Exhibit A the Form of Articles Supplementary and as Exhibit B the form of Right Certificate), have been filed as Exhibits 3.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of the terms of the Rights Agreement, the Rights and the Preferred Shares is qualified in its entirety by reference to the Articles Supplementary and the Rights Agreement.

ITEM 3.03	MATERIAL MODIFICATION TO THE RIGHTS OF SECURITY HOLDERS.

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.03.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 14, 2008, the Company approved a form of agreement (the “Form Employment Agreement”) to be entered into with certain executives including Richard J. Moreau, Jayson C. Cyr, and Paula C. Maggio. Pursuant to the Form Employment Agreement, if an executive is terminated without Cause (including a Constructive Termination), the executive shall receive: (i) severance pay equal to one times (two times if the termination is by reason of or within two years after a Change of Control) the executive’s base salary plus the executive’s target bonus; (ii) a lump sum payment of a pro-rata target bonus for the elapsed portion of the calendar year in which the executive is terminated and if the bonus for the preceding calendar year has not been paid by the day of termination, the executive shall be paid a bonus for the preceding year in at least the amount of the target bonus; and (iii) continuation of the executive’s medical coverage for 12 months after the termination date (24 months if the termination is by reason of or after a Change of Control) at the same cost and level as though the executive had continued as an employee.

In addition, if the executive’s employment is terminated without Cause (including a Constructive Termination) by reason of or within two years after a Change of Control, all shares, stock units and options shall fully vest as of the executive’s termination of employment (at target vesting levels, if subject to performance vesting). If the executive’s employment is terminated without Cause (including a Constructive Termination) at any other time, all shares, stock units and options that would vest within one year will vest as of the executive’s termination of employment (at target vesting levels, if subject to performance vesting). The Form Employment Agreement also contains confidentiality and non-disparagement provisions.

On November 14, 2008, the Company also approved an amendment to the Employment Agreement (dated as of November 29, 2004 and amended as of February 13, 2007) of the Company’s Chief Financial Officer, James E. Mead, to (i) provide the same pro-rata and prior year bonus protections and same accelerated vesting and deemed earned provisions for equity awards as described above with respect to the Form Employment Agreement; and (ii) eliminate the post-employment, prior to Change of Control, non-compete provision in situations where Mr. Mead is terminated without Cause (including a Constructive Termination).

Certain of the capitalized terms used in the above descriptions of the Form Employment Agreement and the Amendment of Employment Agreement of James E. Mead are as defined in the applicable agreement. The foregoing description is qualified in its entirety by reference to the Form Employment Agreement and the Amendment to Employment Agreement of James E. Mead, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are herein incorporated by reference.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Articles Supplementary

The Company filed Articles Supplementary establishing the terms of the Preferred Shares with the State Department of Assessments and Taxation of Maryland on November 17, 2008, in connection with entering into the Rights Agreement. See the description in Item 1.01 (also incorporated by reference in Item 3.03) of this Current Report on Form 8-K for a more complete description of the rights and preferences of the Preferred Shares. A copy of the Articles Supplementary is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Amendment and Restatement of Bylaws

On and effective November 14, 2008, the Board amended and restated the Company’s Bylaws. The following is a summary of the changes effected by adoption of the amended and restated Bylaws, which is qualified in its entirety by reference to the amended and restated Bylaws filed as Exhibit 3.2 hereto.

GENERAL

In addition to the amendments described below, the amended and restated Bylaws include certain changes to (1) clarify language, (2) comply or be consistent with Maryland law and New York Stock Exchange listing requirements and (3) make various technical corrections and non-substantive changes.

The Bylaws, as amended and restated, are referred to herein as the amended Bylaws. The Bylaws as previously in effect are referred to herein as the former Bylaws.

ARTICLE II. MEETINGS OF STOCKHOLDERS.

Annual Meetings. The former Bylaws provided for an annual meeting of stockholders during the month of May. The amended Bylaws clarify that an annual meeting of stockholders shall be held on a date and at the time set by the Board to conform with a recent change in Maryland law, which eliminated the necessity for specifying in the Bylaws either a specific time or a 31-day period during which the annual meeting must be held.

Stockholder-Requested Special Meetings. The amended Bylaws clarify that, in the event that, as a result of requests for a special stockholders meeting being revoked by stockholders, less than a majority of all the votes entitled to be cast request such meeting, the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter.

Notice of Stockholders Meetings. The amended Bylaws provide that notices of stockholders meetings may be given electronically. Also, the amended Bylaws provide (a) for “householding” of notices, as permitted by Maryland law and the federal proxy rules, (b) that a minor irregularity in providing notice of a stockholders meeting will not affect the validity of the meeting and (c) that the Company may postpone or cancel a meeting by making a public announcement.

Organization and Conduct of Stockholders Meetings. The amended Bylaws expand the list of the rules, regulations and procedures that may be established by the chairman of the meeting to include complying with any state or local laws and regulations concerning safety and security.

Appointment of Inspectors for Stockholders Meetings. The amended Bylaws clarify the power of appointment and duties of inspectors of election for stockholders meetings.

Advance Notice of Director Nominations and New Business Proposals from Stockholders. The former Bylaws provided for advance notice of stockholder proposals for nominees for director and for other business at an annual meeting of stockholders 120 to 150 days prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting. The amended Bylaws generally provide that such advance notice shall be delivered to the secretary of the Company not earlier than the 150th day and not later than 5:00 p.m., Central Time, on the 120th day prior to the first anniversary of the date of the preceding year’s proxy statement.

For special meetings of stockholders, the amended Bylaws provide that stockholders shall notify the secretary of the Company of director nominations (if the Board has determined that directors will be elected at such special meeting) and other stockholder proposals not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Central Time, on the later of the 90th day prior to such special meeting or the tenth day following the first public announcement of the date of the special meeting. The former Bylaws generally required advance notice of director nominations (if the Board had determined that directors would be elected at such special meeting) and other stockholder proposals 120 to 150 days prior to such special meeting.

Additionally, the amended Bylaws (a) expand the information required to be provided by the stockholder making a proposal, including information about persons controlling, or acting in concert with, such stockholder and information about any hedging activities engaged in by them and any material discussions between such stockholder and others regarding the proposal, and (b) establish procedures for the verification of information provided by the stockholder making the proposal.

ARTICLE III. BOARD OF DIRECTORS.

Reliance. The Maryland General Corporation Law provides that each director, in performing his or her duties, may rely on information from others, including officers, employees, lawyers, certified public accountants and committees of the Board. The amended Bylaws conform the provision regarding reliance on others to more closely track the statute.

Ratification of Prior Matters. The amended Bylaws clarify that, in general, the Board or stockholders may ratify prior actions of the Corporation or its officers.

Emergency. The amended Bylaws provide for procedures in the event of a catastrophic event, including notice to directors and quorum for meetings of directors.

ARTICLE V. OFFICERS.

Bonds. The amended Bylaws remove outdated provisions concerning the giving of bonds by certain officers of the Company.

ARTICLE VII. STOCK.

Stock Certificates. Consistent with the New York Stock Exchange’s requirement that all listed securities be eligible to participate in the Direct Registration System, the amended Bylaws clarify that a stockholder is not entitled to a stock certificate and update provisions related to uncertificated shares. The amended Bylaws also remove provisions regarding content and signature requirements of certificates as these provisions are governed by the Maryland General Corporation Law.

Record Date. The amended Bylaws remove reference to closing of the Company’s transfer books. Such provisions are generally never used by a publicly traded company.

ARTICLE XII. INDEMNIFICATION AND ADVANCE OF EXPENSES.

Reimbursement of Expenses. The amended Bylaws include the reimbursement of expenses, in addition to the payment of expenses.

ITEM 7.01.	REGULATION FD DISCLOSURE.

On November 14, 2008, the Company issued a press release which announced the adoption of the Rights Agreement and the amendment and restatement of the Company’s Bylaws. A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBITS
3.1	Articles Supplementary setting forth the terms of the Series D Junior Participating Preferred Stock of Strategic Hotels & Resorts, Inc.

3.2	Bylaws of Strategic Hotels & Resorts, Inc., as amended and restated on November 14, 2008.

4.1	Rights Agreement, dated as of November 14, 2008 between Strategic Hotels & Resorts, Inc. and Mellon Investor Services LLC, as Rights Agent, which includes the Form of Articles Supplementary in respect of the Series D Junior Participating Preferred Stock (Exhibit A) and the Form of Rights Certificate (Exhibit B).

10.1	Form of Employment Agreement to be entered into between Strategic Hotels & Resorts, Inc. and certain executives thereof.

10.2	Amendment No. 2 to Employment Agreement, dated November 14, 2008, by and between Strategic Hotels & Resorts, Inc. and James E. Mead.

99.1	Press Release dated November 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

By:	/s/ Paula C. Maggio
Name:	Paula C. Maggio
Title:	Senior Vice President, Secretary & General Counsel

Date: November 18, 2008

INDEX OF EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBITS
3.1	Articles Supplementary setting forth the terms of the Series D Junior Participating Preferred Stock of Strategic Hotels & Resorts, Inc.

3.2	Bylaws of Strategic Hotels & Resorts, Inc., as amended and restated on November 14, 2008.

4.1	Rights Agreement, dated as of November 14, 2008 between Strategic Hotels & Resorts, Inc. and Mellon Investor Services LLC, as Rights Agent, which includes the Form of Articles Supplementary in respect of the Series D Junior Participating Preferred Stock (Exhibit A) and the Form of Rights Certificate (Exhibit B).

10.1	Form of Employment Agreement to be entered into between Strategic Hotels & Resorts, Inc. and certain executives thereof.

10.2	Amendment No. 2 to Employment Agreement, dated November 14, 2008, by and between Strategic Hotels & Resorts, Inc. and James E. Mead.

99.1	Press Release dated November 17, 2008.